UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 5, 2015

Date of Report (Date of earliest event reported)

Auspex Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36292	95-4862842
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 N. Torrey Pines Court, Suite 400 San Diego, CA	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 558-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As previously disclosed, on March 29, 2015, Auspex Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Teva Pharmaceutical Industries Ltd., an Israeli corporation (“Parent” or “Teva”), and Aurum Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”).

Item 1.02.	Termination of a Material Definitive Agreement.

On May 5, 2015, in connection with the Merger, the Company (i) repaid in full all outstanding loans, together with interest and all other amounts due in connection with such repayment under the Loan and Security Agreement, dated as of December 27, 2013 (as further amended, amended and restated, modified or supplemented through the date hereof, the “Loan Agreement”), by and among the Company, as borrower, the lenders from time to time party thereto, and Oxford Finance LLC, a Delaware limited liability company, as collateral agent, and (ii) terminated all commitments under the Loan Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

In accordance with the terms of the Merger Agreement, Purchaser commenced a tender offer to acquire all of the outstanding shares of common stock of the Company, $0.0001 par value per share (the “Shares”), at a purchase price of $101.00 per Share in cash (the “Offer Price”), without interest, subject to any required withholding of taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 7, 2015 (together with any amendments or supplements thereto, the “Offer to Purchase”) and the related Letter of Transmittal (together with any amendments or supplements thereto and, together with the Offer to Purchase, the “Offer”).

On May 5, 2015, Parent announced the completion of the Offer. The Offer expired at 12:01 a.m., Eastern Time, on May 5, 2015 (the “Expiration Date”). According to American Stock Transfer & Trust Company, LLC, the depositary for the Offer, as of the Expiration Date, a total of 24,889,292 Shares had been validly tendered into and not validly withdrawn from the Offer, representing approximately 78% of the outstanding Shares as of the Expiration Date. All conditions to the Offer having been satisfied or waived, Purchaser accepted for payment all Shares validly tendered into the Offer and not properly withdrawn (the “Offer Acceptance Time”).

On May 5, 2015, following the expiration of the Offer and the purchase by Purchaser of the Shares validly tendered and not properly withdrawn thereunder, Purchaser merged with and into the Company, with the Company surviving the merger (the “Surviving Corporation”) and continuing as a wholly owned subsidiary of Parent (the “Merger”). The Merger was effected without the affirmative vote of the Company stockholders pursuant to Section 251(h) of the Delaware General Corporation Law (the “DGCL”). At the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time (other than (i) Shares then held by Purchaser that were accepted for payment by Purchaser in the Offer, all of which were cancelled and retired and (ii) Shares held by any Company stockholders who properly demanded appraisal of such Shares under Section 262 of the DGCL in connection with the Merger) was converted automatically into the right to receive an amount of cash equal to the Offer Price, without interest, subject to any required withholding of taxes.

Each Company stock option (“Option”) that was outstanding as of immediately prior to the Effective Time accelerated and became fully vested and exercisable effective immediately prior to the Effective Time. At the Effective Time, each Option that was then outstanding and unexercised was cancelled and converted into the right to receive cash (without interest) in an amount equal to the product of (i) the total number of Shares subject to such fully vested Company Option immediately prior to the Effective Time, multiplied by (ii) the excess, if any, of (x) the Offer Price over (y) the exercise price payable per Share under such Company Option.

Each Company restricted stock unit (“RSU”) that was outstanding as of immediately prior to the Effective Time accelerated and became fully vested effective immediately prior to the Effective Time. At the Effective Time, each RSU that was then outstanding was cancelled and converted into the right to receive cash (without interest) in an amount equal to the product of (i) the total number of Shares issuable in settlement of such fully vested RSU immediately prior to the Effective Time multiplied by (ii) the Offer Price.

Shares subject to vesting or forfeiture or repurchase by the Company (“Restricted Shares”) outstanding as of immediately prior to the Offer Acceptance Time accelerated and became fully vested effective immediately prior to the Offer Acceptance Time such that each outstanding Restricted Share was treated as an outstanding Share for purposes of the Merger Agreement, including for purposes of tendering pursuant to the Offer.

The foregoing description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 30, 2015, and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the transactions described in Item 2.01 of this Current Report on Form 8-K, which description is incorporated herein by reference, the Company requested that the Shares be withdrawn from listing on the Nasdaq Global Market as of the close of market on May 5, 2015. Accordingly, on May 5, 2015, the NASDAQ Stock Market LLC filed with the SEC a Form 25 Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to delist and deregister the Shares. The Company also intends to file with the SEC a Form 15 under the Exchange Act requesting that the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act be suspended.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the Merger, each Share issued and outstanding immediately prior to the Effective Time, other than (i) Shares then held by Purchaser that were accepted for payment by Purchaser in the Offer, all of which were cancelled and retired, and (ii) Shares held by the Company’s stockholders who properly demanded appraisal under Section 262 of the DGCL, if any, was converted automatically into the right to receive the Offer Price, without interest, subject to any required withholding of taxes. At the Effective Time, the holders of such Shares ceased to have any rights as stockholders of the Company (other than their right to receive the merger consideration).

Item 5.01	Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the completion of the Offer, a change of control of the Company has occurred. Upon the consummation of the Merger, the Company became a wholly owned subsidiary of Parent.

Approximately $3.5 billion was required to purchase all of the issued and outstanding Shares validly tendered and not withdrawn pursuant to the Offer, to acquire all of the remaining issued and outstanding Shares pursuant to the Merger and to make the payments with respect to Options and RSUs provided under the Merger Agreement. Such payments were funded by Parent using cash on hand.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, the directors of Purchaser immediately prior to the Effective Time, as set forth below, became the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly designated, as the case may be, and each of Pratik Shah, Lynn Dorsey Bleil, Rodney Ferguson, R. Scott Greer, Gerald Proehl, Sepehr Sarshar, Samuel Saks, Phillip M. Schneider and Alex Zisson ceased serving as directors of the Company. Effective May 5, 2015, the officers of Purchaser immediately prior to the Effective Time, as set forth below, will be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly designated, as the case may be, and each of Pratik Shah, John Schmid, Bharatt Chowrira, Samuel Saks and David Stamler will cease serving as executive officers of the Company.

Larry Downey	President
Michael M. Derkacz	Senior Vice President
Deborah A. Griffin	Senior Vice President and Chief Financial Officer
Austin D. Kim	Secretary and Director
Brian E. Shanahan	Assistant Secretary and Director

Larry Downey, 62, has served as President, North America Specialty Medicines of Teva since 2013. Previously, he was Executive Vice President, North America Brand Pharmaceuticals. Mr. Downey earned a B.S. with honors in business administration from the University of Missouri, Columbia in 1974 and an M.B.A., with an emphasis in marketing, from the University of Missouri, Kansas City in 1981.

Mike Derkacz, 47, has served as Senior Vice President and General Manager, Global CNS at Teva since January 2015. Previously, Mr. Derkacz was Vice President and U.S. General Manager for CNS since 2011. Prior to 2011, Mr. Derkacz was Vice President, CNS for Cephalon, Inc., which was acquired by Teva in October 2011. Mr. Derkacz received a B.A. in communications and advertising, with a minor in business administration and marketing, from the University of Texas, Arlington in 1991.

Deborah A. Griffin, 48, has served as Senior Vice President and Chief Accounting Officer of Teva since 2013. She has held various other Finance positions since joining Teva in 2001, and most recently was Vice President and Chief Financial Officer, Teva Pharmaceuticals USA, from 2007 through 2013. Ms. Griffin received a B.S. in accounting from LaSalle University in 1988 and is a CPA licensed in the state of Pennsylvania.

Austin D. Kim, 51, is Vice President and Deputy General Counsel, Corporate/M&A of Teva and has held various legal positions at Teva and its subsidiaries since joining Teva in 2006. Mr. Kim received an A.B. in English literature and Economics from Stanford University in 1985 and a J.D. from the Columbia University School of Law in 1988.

Brian E. Shanahan, 43, has served as Vice President and Deputy General Counsel-Transactions for Teva since 2013. He has held various legal and corporate secretarial positions at Teva and its subsidiaries since joining Teva in 2002. Mr. Shanahan received a bachelor’s in business administration in 1994 from the McDonough School of Business, Georgetown University, and a J.D. from Georgetown University Law Center in 1997.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

Following the Effective Time of the Merger, (i) the Company’s Amended and Restated Certificate of Incorporation was amended and restated in its entirety (the “Amended Charter”) as set forth in Exhibit 3.1 to this Current Report on Form 8-K and (ii) the Company’s Amended and Restated By-laws, as amended, were amended and restated in their entirety to be identical to the by-laws of Purchaser as in effect immediately prior to the consummation of the Merger (with such provisions as necessary to give full effect to the indemnification provided for by the Merger Agreement) (the “Amended By-Laws”), except that the name of the surviving corporation set forth therein is “Auspex Pharmaceuticals, Inc.”

The Amended Charter and the Amended By-Laws are attached hereto as Exhibits 3.1 and 3.2 respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 29, 2015, by and among Auspex Pharmaceuticals Inc., Teva Pharmaceutical Industries Ltd. and Aurum Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on March 30, 2015)

3.1	Amended and Restated Certificate of Incorporation of Auspex Pharmaceuticals, Inc.

3.2	Amended and Restated By-Laws of Auspex Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUSPEX PHARMACEUTICALS, INC.

Date: May 5, 2015	By:	/s/ Austin D. Kim
Austin D. Kim
Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 29, 2015, by and among Auspex Pharmaceuticals Inc., Teva Pharmaceutical Industries Ltd. and Aurum Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on March 30, 2015)

3.1	Amended and Restated Certificate of Incorporation of Auspex Pharmaceuticals, Inc.

3.2	Amended and Restated By-Laws of Auspex Pharmaceuticals, Inc.